   As filed with the Securities and Exchange Commission on April 28, 1995


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            PPG INDUSTRIES, INC.
            (Exact name of registrant as specified in its charter)

                       Pennsylvania          		25-0730780
               	(State or other jurisdiction of      (I.R.S. Employer
               	incorporation or organization)    	Identification No.)

            		One PPG Place
            	Pittsburgh, Pennsylvania                      15272
                  (Address of Principal                    (Zip Code)
                    Executive Offices)

                                  PPG INDUSTRIES
                              EMPLOYEE SAVINGS PLAN
                            (Full title of the plan)

                 W. H. Hernandez, Senior Vice President, Finance
                 One PPG Place, Pittsburgh, Pennsylvania  15272
                     (Name and address of agent for service)

                                 (412) 434-2102
          (Telephone number, including area code, of agent for service)
                            ______________________

                        CALCULATION OF REGISTRATION FEE
                                       Proposed maxi- Proposed maxi- Amount of
Title of securities to   Amount to be  mum offering   mum aggregate  registra-
    be registered         registered   price/share    offering price tion fee

PPG Industries, Inc.
 Common Stock, par
 value $1.66 2/3 per      4,000,000    $38.375 (a)    $153,500,000(a) $52,931.03
 share.. . . . . .          shares

(In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.)
(a) Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of shares of the Common Stock of PPG Industries, Inc. reported in the consolidated reporting system on April 21, 1995.

The contents of Registration Statement No. 33-53235 on Form S-8 of PPG Industries, Inc. are incorporated in this Registration Statement by reference. In accordance with Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus used in connection with the Securities covered by this Registration Statement on Form S-8 shall also be used in connection with the securities covered by Registration Statement No. 33-53235 on Form S-8 of PPG Industries, Inc.

This is page one of 15 pages.  The Exhibit Index is on page 3.

                              SIGNATURES

        The Registrant.  Pursuant to the requirements of the Securities
Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 27th day of April, 1995.

                                    PPG INDUSTRIES, INC.

                                    /s/W. H. Hernandez
                                    W. H. Hernandez
                                    Senior Vice President, Finance

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                  Capacity                     Date


/s/ Jerry E. Dempsey        Director and Chairman of      )
    Jerry E. Dempsey        the Board of Directors        )
                            and President (Chief          )
                            Executive Officer)            )
                                                          )
                                                          )
                                                          )
                                                          )
/s/ W. H. Hernandez         Senior Vice President, Finance)
    W. H. Hernandez         (Principal Financial and      ) April 27th, 1995
                            Accounting Officer)           )
                                                          )
ERROLL B. DAVIS, JR.,                                     )
STANLEY C. GAULT,                                         )
ALLEN J. KROWE,                                           )
STEVEN C. MASON, HAROLD A.                                )
MCINNES, ROBERT MEHRABIAN,                                )
VINCENT A SARNI, DAVID G. VICE,                           )
DAVID R. WHITWAM,                                         )
Directors                                                 )
                                  By /s/ Jerry E. Dempsey )
                                     Attorney-in-fact     )
                                     Jerry E. Dempsey     )

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee (or other person who administers the employee benefit plan) has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, and Commonwealth of Pennsylvania, on the 27th day of April, 1995.

                                        PPG INDUSTRIES
                                        EMPLOYEE SAVINGS PLAN

                                        By /s/ Kerry A. Rowles
                                           Kerry A. Rowles,
                                           Administrator of the Plan

                                - 2 -
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                            EXHIBIT INDEX

 Exhibit                                          Sequential
   No.                                             Page No.

   5      Opinion and consent of Guy A. Zoghby,         4
          Senior Vice President and General Counsel of the Registrant.

 23.1     Consent of Independent Auditors.              6

 23.2     Consent of Counsel--contained in              4
          opinion filed as Exhibit No. 5.

  24      Powers of Attorney.                           7




























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